CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Shareholders and Board of Trustees
Clipper Funds Trust:

We consent to the use of our report dated February 16, 2018, with respect to the financial statements and financial highlights of Clipper Fund (a series of Clipper Funds Trust), incorporated by reference herein, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

KPMG LLP

Denver, Colorado
April 30, 2018